Exhibit 10.80

AMENDMENT NUMBER TWO

TO OPEN TOOLS LICENSE AGREEMENT

This Amendment Number Two (the “Amendment”) to the Microsoft Open Tools License Agreement dated March 2, 1999, as amended June 2, 1999 (the “Agreement”) is entered into by and between MICROSOFT CORPORATION (“MS”) and BORLAND SOFTWARE CORPORATION, (“Company”) as of December 11, 2002.

The below signed parties hereby mutually agree that the indicated portion(s) of the Agreement are hereby amended effective December 11, 2002:

1.	A new Section 1(g) shall be added to the Agreement as follows:

1.1	(g) “Publicly Available Software” “Publicly Available Software” means any software that requires as a condition of use, modification and/or distribution of such software that such software or other software incorporated into, derived from or distributed with such software (a) be disclosed or distributed in source code form; (b) be licensed for the purpose of making derivative works; or (c) be redistributable at no charge.

2.	A new Section 2(b) shall be added to the Agreement as follows, and the remainder of Section 2 shall be renumbered accordingly:

(b) Company’s license rights to the Microsoft Software are conditioned upon Company (a) not distributing such Microsoft Software in conjunction with Potentially Viral Software (as defined below); and (b) not using Potentially Viral Software (e.g. tools) to develop Company software which includes the Microsoft Software. For purposes of the foregoing, “Potentially Viral Software” means software which is licensed pursuant to terms that: (x) create, or purport to create, obligations for Microsoft with respect to the Microsoft Software or (y) grant, or purport to grant, to any third party any rights or immunities to under Microsoft’s intellectual property or proprietary rights in the Microsoft Software. By way of example but not limitation of the foregoing, Company shall not distribute the Microsoft Software in conjunction with any Publicly Available Software. Notwithstanding any of the foregoing, Company’s distribution of Publicly Available Software in a manner that does not (i) create, or purport to create, obligations for Microsoft or any of its affiliates with respect to the Licensed Software or (ii) grant, or purport to grant, Company or any third party any rights or immunities under Microsoft’s intellectual property or proprietary rights in the Licensed Software will not be in violation of the foregoing license condition.

3.	This Amendment shall amend, modify and supersede, to the extent of any inconsistencies, the provision of the Agreement. Except as expressly affected by this Amendment, the Agreement shall remain in full force and effect.

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Amendment No. 2

IN WITNESS THEREOF, the parties have executed this Amendment to the Agreement as of the date set forth above. All signed copies of this Amendment to the Agreement shall be deemed originals.

MICROSOFT CORPORATION

/s/ DAVID TREADWELL
Name: David Treadwell Title: General Manager Date: 1/9/03

BORLAND SOFTWARE CORPORATION

/s/ SIMON THORNHILL
Name: Simon Thornhill Title: V.P. & General Manager Date: 1/8/03

Amendment No. 2